Fidelity Aviation Corporation

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

SHARES

CUSIP NO. 31582P 10 5

COMMON STOCK

SPECIMEN

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

FIDELITY AVIATION CORPORATION

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

JOHN SCHOENAUER
Chief Executive Officer, Chief Financial Officer

FIDELITY AVIATION CORPORATION
Corporate Seal
COLORADO

100 Second Avenue South, Suite 104N, St. Petersburg, FL, 33701
727.289.0010